Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 000-55494 on Form 20-F of our report dated 27 March 2015, relating to the Consolidated Financial Statements of Santander UK Group Holdings plc appearing in this registration statement.

We also consent to the reference to us under the headings “Selected Financial Data” and “Statement by Experts” in such registration statement.

/s/ Deloitte LLP
Deloitte LLP

London, United Kingdom
8 September 2015